                                                                 EXHIBIT 10.21

                             SILICON VALLEY BANK
                              3003 Tasman Drive
                            Santa Clara, CA 95054
                      (408) 654-1000 - Fax (408) 980-6410

     This NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of August 28, 1998, is between SILICON VALLEY BANK ("Buyer") and RADIUS INC., a California Corporation ("Seller"), with its chief executive office at:

          Street Address:        460 Middlefield Road
          City:                  Mountain View
          County:                Santa Clara
          State:                 California
          Zip Code:              94303
          Phone:                 650/404-6000

     1.  DEFINITIONS. In this Agreement:
          1.1 "Adjustments" is the meaning set forth in Section 7 hereof.
          1.2 "Administrative Fee" is the meaning set forth in Section 2.4 hereof.
          1.3 "Interest" is the meaning set forth in Section 2.3 hereof.
          1.4 "Purchased Note" is that Promissory Note between Radius Inc., a California Corporation, and Korean Data Services, Inc., a California Corporation, dated August 7, 1998 in the amount of $5,200,000.00 in United States Currency. "Purchased Note" also includes books and records about the Purchased Note and proceeds from voluntary or involuntary dispositions, including insurance proceeds.
          1.5 "Reconciliation Period" is each calendar month of every year.
          1.6 "Reserve" is the meaning set forth in Section 2.6 hereof.
          1.7 "Related Property" is all returned or rejected goods connected with the Purchased Note or books and records about the returned or rejected goods; or proceeds from voluntary or involuntary dispositions of the returned or rejected goods, including insurance proceeds.
          1.8 "Schedule" is the attached schedule showing the: Purchase Date, Schedule of Due Dates, Face Amount of Note, Total Purchased Note and Advance Amount.

     2.  PURCHASE AND SALE OF NOTE.
          2.1 Sale and Purchase. On the Purchase Date, Seller sells and Buyer buys Seller's right, title, and interest (but none of Sellers obligations) to payment on the Purchased Note, (the "Note Debtor").
          2.2 Payment of Advance Amount. Buyer will pay Seller, on the Purchase Date, $1,100,000 (the "Advance Amount").
          2.3 Payment of Interest. On each Reconciliation Date Seller will pay Buyer interest at the rate of 1.25(%) percent per month of 125% the average daily outstanding balance of the Advance Amount during the applicable Reconciliation Period (the "Interest"). Buyer will deduct the accrued Interest from the Reserve as set forth in Section 2.6 below.
          2.4 Payment of Administrative Fee. On the Reconciliation Date Seller shall pay to Buyer an Administrative Fee equal to .50(%) percent of 125% the original amount of the Advance Amount (the "Administrative Fee").
          2.5 In the event that the Advance Amount is less than One Million Dollars and No/100**** ($1,000,000.00) by September 30, 1998, the interest rate defined in Section 2.3 above will be 1.75(%) per month.
          2.6 Establishment of a Reserve. Upon the purchase by Buyer of the Purchased Note, Buyer shall establish a reserve. The reserve shall be the amount by which the face amount of the Purchased Note exceeds the Advance Amount on that Total Purchased Note (the "Reserve"); provided, the Reserve with respect to that Total Purchased Note outstanding at any one time shall be an amount not less than 20(%) percent of the Total Purchased Note at the time and may be set at a higher percentage at Buyer's discretion. The reserve shall be the book balance maintained on the records of Buyer and shall not be a segregated fund.

     3.  COLLECTION, PAYMENTS AND REMITTANCES.
          3.1 Application of Payments. All Payments for the Purchased Note, not exceeding the Total Purchased Note plus any unpaid fees and interest (if any), received by Seller or Buyer, are Buyers property.
          3.2 No Obligation to Take Action. Buyer has a right, but no obligation, to perform Seller's obligations.
          3.3 Application of Payments. All payments in respect of the Purchased Note, whether received from the Note Debtor or any other source and whether received by Seller or Buyer, shall first be applied for the account of Buyer until Buyer has received full and final payment in an amount equal to the Advance Amount plus interest, administrative fees, expenses and indemnity amounts payable to Buyer hereunder, with the remaining balance, if any, payable to Seller.

     4.  REPURCHASE OBLIGATIONS.
          4.1 Seller's Agreement to Repurchase. Seller will, at Buyer's option, repurchase from Buyer the Purchased Note for a purchase price equal to the unpaid principal of the Purchase Note if:
               (a) There has been any breach of warranty, representation or covenant in this Agreement; or
               (b) The Note Debtor asserts any discount, allowance, return, dispute, defense, right of recoupement, right of return, warranty claim, or short payment; or
               (c)  The Purchased Note remains unpaid after October 1, 1999.

     5. POWER OF ATTORNEY. Seller does hereby irrevocably appoint Buyer and its successors and assigns as Seller's true and lawful attorney in fact, and hereby authorizes Buyer, regardless of whether there has been an Event of Default, (a) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Purchased Note; (b) to demand, collect, receive, sue, and give releases to the Note Debtor for those monies due or which may become due upon or with respect to the Purchased Note and to compromise, prosecute, or defend an action, claim, case or proceeding relating to the Purchased Note, including filing a claim or voting of such claims in any bankruptcy case, all in Buyer's name or Seller's name, as Buyer may choose;
(c) to prepare, file and sign Seller's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document with respect to Purchased Note; (d) to notify the Note Debtor with respect to the Purchased Note to pay Buyer directly; (e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting the Purchased Note; (g) to execute on behalf of Seller any and all instruments, documents, financing statements and the like to perfect Buyer's interest in the Purchased Note and Collateral; and (h) to do all acts and things necessary or expedient, in furtherance of any such purposes. If Buyer receives a check or item which is payment for both the Purchased Note and another receivable, the funds shall first be applied to the Purchased Note and, so long as there does not exist an Event of Default or an event that notice, lapse of time or otherwise would constitute an Event of Default, the excess shall be remitted to Seller. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Seller to Buyer hereunder shall be applicable with respect to the Purchased Note and all Collateral.

     6.  REPRESENTATIONS, WARRANTIES AND COVENANTS.
          6.1 Purchased Note--Warranties, Representations and Covenants. Seller represents, warrants and covenants for the Purchased Receivable:
               (a) It is the owner with legal right to sell, transfer and assign it;
               (b) The correct amount is shown in Section 1.4 and is not disputed;
               (c) Payment is not contingent on any obligations or contact, and it has fulfilled all its obligations as of the Purchase Date;
               (d) There are no defenses, offsets, counterclaims or agreements in which the Note Debtor may claim any deduction or discount;
               (e) It reasonably believes the Note Debtor is not insolvent as defined in the United States Bankruptcy Code ("US Code") or the California Uniform Commercial Code ("UCC") and the Note Debtor has not filed or had filed against it a voluntary or involuntary petition for relief under the US Code; and

               (f) The Note Debtor has not objected to payment for or the quality or quantity of the subject of the Purchased Note.

          6.2 Additional Warranties, Representation and Covenants. Seller represents, warrants and covenants:
               (a) Its name, form of organization, chief executive office and the place where the records about the Purchased Note are kept is shown at the beginning of this Agreement and it will give Buyer at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.
               (b) It has not filed a voluntary petition or had filed against it an involuntary petition under the US Code and does not anticipate any filing.

     7. ADJUSTMENTS. If the Note Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an "Adjustment"), Seller will promptly advise Buyer and, with Buyer's approval, resolve the dispute.

     8.  INDEMNIFICATION.
          (a) If the Note Debtor is released from the payment obligation for the Purchased Note because of: (i) Seller's act or omission; or (ii) any of the documentation about the Purchased Note which results in termination of any of the Note Debtor's obligation for the Purchased Note, then Seller will pay Buyer the lesser of the Purchased Note not payable or the unpaid portion of the Purchased Note.
          (b) Seller indemnifies and holds Buyer harmless from any taxes from this transaction (except Buyer's income taxes) and costs, expenses and reasonable attorney fees if Buyer promptly notifies it if any taxes of which Buyer has notice.

     9.  REPURCHASE EVENTS.  Any of the following is an Event of Repurchase:
          (a)  Seller fails to pay Buyer any amount when due;
          (b) An involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Note or Related Property; and
          (c) Seller breaches a covenant, agreement, warranty, or representation in this Agreement and the breach is not cured to Buyer's satisfaction within 10 days after Buyer gives Seller oral or written notice. A breach that cannot be cured is an immediate default; and
          (d) The Note Debtor fails to pay any amount under the Purchased Note when due.

     10. REPURCHASE OPTION. When an Event of Repurchase occurs Buyer shall have a right to require Seller to repurchase all of the affected Purchased Note for a purchase price equal to the amount specified in Section 4.1. Buyer shall also have all rights and remedies under this Agreement and the law, including those of a secured party under the UCC, and the right to collect, dispose of, sell, lease or use all Purchased Note and Related Property.

     11. FEES, COSTS AND EXPENSES. Immediately on demand Seller will pay all reasonable fees, costs and expenses (including attorney and professional fees) that Buyer incurs from (a) preparing, negotiating, administering and enforcing this Agreement or any other agreement, including amendments, waiver or consents, (b) litigation or disputes relating to the Purchased Note, the Related Property, this Agreement or any other agreement, (c) enforcing rights against Seller, (d) protecting or enforcing its title to the Purchased Note or its security interest in the Related Property, (e) collecting any amounts due from Seller or for a Purchased Note under a breach of Seller's representation, warranty or covenant and (f) any bankruptcy case or insolvency proceeding involving Seller.

     12. CHOICE OF LAW, VENUE AND JURY WAIVER. California law governs this Agreement.

Seller and Buyer each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

SELLER AND BUYER EACH WAIVE ITS RIGHT TO A JURY TRIAL FROM ANY CAUSE OF ACTION RELATED TO AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY OR OTHER CLAIM. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     13. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the address below:

     Seller:  Radius, Inc.
              460 Middlefield Road
              Mountain View, CA 94303
              Attn: Chief Financial Officer
              FAX: (650) 404-6205

     Buyer: Silicon Valley Financial Services/Silicon Valley Bank 3003 Tasman Drive/NC481
              Santa Clara, CA 95054
              Attn: Credit Manager
              FAX: (408) 980-6410

     A party may change notice address by written notice to the other party.

     14.  GENERAL PROVISIONS.
          14.1 Successors and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Seller may not assign this Agreement or any rights under it without Buyer's prior written consent which may be granted or withheld in Buyers discretion. Buyer may, without the consent of or notice to Seller, sell, transfer, or grant participation in any part of Buyer's obligations, rights, or benefits under this Agreement.
          14.2 Indemnification. Seller will indemnify, defend and hold harmless Buyer and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transaction contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Borrower from or consequential to transactions between Buyer and Seller (including reasonable attorneys fees and expenses), except for losses caused by Buyer's gross negligence or willful misconduct.
          14.3 Time of Essence. Time is of the essence for performance of all obligations in this Agreement.
          14.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
          14.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.
          14.6 Counter Parts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.
          14.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Purchased Note amount remains outstanding. Seller's indemnification obligations survive until all statutes of limitations for actions that may be brought against Buyer have run.
          14.8 Confidential Information. Buyer will use the same degree of care in handling

Seller's confidential information that is used for its own proprietary information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Seller, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Buyer's possession when disclosed, or becomes part of the public domain after disclosure to Buyer; or (b) disclosed to Buyer by a third party, if Buyer does not know that the third party, is prohibited from disclosing the information.

SELLER:              RADIUS INC.
                     A CALIFORNIA CORPORATION

By    /s/ [illegible]
      ---------------------------------------

Title    CFO
      ---------------------------------------



BUYER:               SILICON VALLEY BANK

By    /s/ [illegible]
      ---------------------------------------

Title    VICE PRESIDENT
      ---------------------------------------

                       SCHEDULE DATED AUGUST 28, 1998
                                     TO
                           NOTE PURCHASE AGREEMENT
                         DATED AS OF AUGUST 28, 1998


SELLER:                         Radius Inc.

BUYER:                          Silicon Valley Bank

PURCHASE DATE:                  August 28, 1998

SCHEDULE OF DUE DATES:          See attached Schedule of Due Dates

FACE AMOUNT OF NOTE:            $5,200,000.00 ***USD

TOTAL PURCHASED NOTE:           $5,200,000.00 ***USD

ADVANCE AMOUNT:                 $1,100,000    ***USD



Seller warrants and represents that (a) its warranties and representation in the Agreement are true and correct as of the date of this Schedule and (b) no Event of Default has occurred under the Agreement.



SELLER:              RADIUS INC.
                     A CALIFORNIA CORPORATION

By    /s/ [illegible]
      ---------------------------------------

Title    CFO
      ---------------------------------------



BUYER:               SILICON VALLEY BANK

By    /s/ [illegible]
      ---------------------------------------

Title    VICE PRESIDENT
      ---------------------------------------

                        CORPORATE RESOLUTION TO SELL

I, the Secretary or Assistant Secretary of Radius, Inc. (the "Seller"), certify that:

     The Seller is a California corporation, and

     Attachments 1 and 2 are copies of Seller's Articles of Incorporation and Bylaws which are currently effective, and

     At a duly held meeting of Seller's directors at which a quorum was present (or by other authorized corporate action) the following resolutions were adopted:

          "RESOLVED THAT any (    ) of the following officers of Seller,
          whose signatures are below:

          Name                     Title               Signature

          Mark Housley             CEO
          -----------------------  ------------------  -----------------------
          Henry V. Morgan          CFO                 /s/ Henry V. Morgan
          -----------------------  ------------------  -----------------------

          -----------------------  ------------------  -----------------------

          -----------------------  ------------------  -----------------------

          acting for Seller are authorized to:

          EXECUTE PURCHASE AGREEMENT. To enter a Note Purchase Agreement with

          Silicon Valley Bank ("Buyer") on terms agreed by them and Buyer for the sale of certain Seller's notes and to execute renewals, extensions, modifications, refinancings, consolidations or substitutions of any notes and to do other acts and things and execute and deliver other documents that they consider necessary to carry out the effect of these Resolutions.

          FURTHER RESOLVED THAT:

          any acts authorized by these Resolutions but performed before their passage are ratified, and these Resolutions remain effective and Buyer may rely on them until it receives written notice of their revocation, but that notice will not affect any of Seller's agreements or commitments then effective."

I ALSO CERTIFY that the officers or agents above are duly elected or appointed by Seller and hold the positions opposite their names and that their signatures are true and that the Resolutions are effective and have not been modified or revoked.


/s/ Henry V. Morgan                                   August 28, 1998
--------------------------------------------          --------------------
(signature) Assistant Secretary or Secretary          Date

                           SCHEDULE OF DUE DATES
                                      TO
                          NOTE PURCHASE AGREEMENT
                        DATED AS OF AUGUST 20, 1998

DUE DATE                     AMOUNT DUE
August 7, 1998               $350,000.00
September 1, 1998            $350,000.00
October 1, 1999              $350,000.00
November 1, 1999             $350,000.00
December 1, 1999             $350,000.00
January 1, 1999              $350,000.00
February 1, 1999             $350,000.00
March 1, 1999                $350,000.00
April 1, 1999                $350,000.00
May 1, 1999                  $350,000.00
June 1, 1999                 $350,000.00
July 1, 1999                 $350,000.00
August 1, 1999               $350,000.00
September 1, 1999            $350,000.00
October 1, 1999              $300,000.00
TOTAL PURCHASED NOTE       $5,200,000.00


                     NOTE PURCHASE MODIFICATION AGREEMENT

     This Note Purchase Modification Agreement is entered into as of September 23, 1998, by and between Radius, Inc., (the "Seller") whose address 460 Middlefield Road, Mountain View, California 94303 and Silicon Valley Financial Services, a division of Silicon Valley Bank ("Buyer"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, a Note Purchase Agreement, dated August 28, 1998 by and between Seller and Buyer (the "Note Purchase Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Note Purchase Agreement.

Hereinafter, all indebtedness owing by Seller to Buyer shall be referred to as the "indebtedness" and the Note Purchase Agreement and any and all other documents executed by Seller in favor of Buyer shall be referred to as the "Existing Documents."

2.   DESCRIPTION OF CHANGE IN TERMS.

     A. MODIFICATION(S) TO NOTE PURCHASE AGREEMENT, EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE:

          Section 2.2 of the Note Purchase Agreement is amended and restated to read in full as follows:

          "2.2 Payment of Advance Amount. Buyer will pay Seller, on the Purchase Date, the amount of One Million One Hundred Thousand and No/100*****$1,100,000.00 (the "Initial Advance"). Upon payment by Buyer to Seller of the Initial Advance, Buyer and Seller shall execute a Schedule to this Agreement evidencing the receipt by Seller of the Initial Advance. At one or more times after the Purchase Date, Buyer shall, upon the request of Seller, advance additional sums to Seller aggregating not more than Three Million Sixty Thousand and No/100*****($3,060,000.00), (the "Additional Advances"; the Additional Advances and the Initial Advance are collectively called the "Advance Amount"). Upon payment by Buyer to Seller of each Additional Advance, Buyer and Seller shall execute a Schedule to this Agreement evidencing the receipt by Seller of such Additional Advance."

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF SELLER. Seller agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Indebtedness, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Note Purchase Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Indebtedness pursuant to this Note Purchase Modification Agreement in no way shall obligate Buyer to make any future modifications to the Indebtedness. Nothing in this Note Purchase Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Buyer and Seller to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Buyer in writing. No maker, endorser, or guarantor will be released by virtue of this

Note Purchase Modification Agreement. The terms of this paragraph apply not only to this Note Purchase Modification Agreement, but also to any subsequent Note Purchase modification agreements.



This Note Purchase Modification Agreement is executed as of the date first written above.

SELLER:                                BUYER:

Radius, Inc.                           Silicon Valley Financial Services,
                                       a division of Silicon Valley Bank

By:    /s/ Henry V. Morgan             By:    /s/ [illegible]
       ---------------------------            ------------------------------
Name:  Henry V. Morgan                 Name:  [illegible]
       ---------------------------            ------------------------------
Title: Secretary                       Title: Vice President
       ---------------------------            ------------------------------


                                       2